Exhibit 99.2
THOMAS PROPERTIES GROUP, INC. ANNOUNCES
FIRST QUARTER 2012 RESULTS
Thomas Properties Group, Inc. (Nasdaq: TPGI) reported today the results of operations for the quarter ended March 31, 2012.
The results of operations presented in this release include TPGI’s results of operations for the three months ended March 31, 2012 and 2011. The consolidated net loss for the three months ended March 31, 2012 was $(3.1) million or $(0.09) per share compared to consolidated net loss of $(3.3) million or $(0.09) per share for three months ended March 31, 2011.
After tax cash flow (“ATCF”) for the three months ended March 31, 2012 was $1.7 million or $0.05 per share, which was consistent compared to ATCF of $1.8 million or $0.05 per share for the three months ended March 31, 2011. The Company defines ATCF (a non-GAAP financial measure) as net income (loss) excluding the following items: noncontrolling interests, deferred income taxes, non-cash charges for depreciation and amortization and asset impairment, amortization of loan costs, non-cash compensation expense, straight-line rent adjustments, adjustments to reflect the fair market value of rent, and gain from extinguishment of debt. ATCF is further described in note (a) and reconciled to net income (loss) in the financial statements below.
"During the first quarter 2012, our operating portfolio remained stable, achieving rental rate increases as evidenced by our positive leasing spreads,” stated Jim Thomas, Chairman and CEO. “We continue to make progress on our strategy of selling non-strategic assets, with the closing of the sale of Brookhollow in Houston during the quarter. We are marketing additional properties and land in Austin, Philadelphia, Houston and El Segundo. Our balance sheet is healthy and we are pursuing acquisitions."
Supplemental Materials
The Company publishes a Supplemental Financial Information package which is available at www.tpgre.com in the Investor Relations tab, Supplemental Financial Information section. For information regarding our net operating income for our operating properties discussed in the release, please see the Supplemental Financial Information. The Company also provides an estimated net asset value workbook, available for download at www.tpgre.com in the Investor Relations tab, NAV Workbook section.
Teleconference and Webcast
TPGI will hold a quarterly earnings conference call on Thursday, May 3, 2012 at 10:00 a.m. Pacific Time. To participate in the call, dial (800) 638-4817 and (617) 614-3943 internationally, and provide confirmation code 43410854.
A live webcast (listen only mode) of the conference call will also be available at this time. A hyperlink to the live webcast will be available from the Investor Relations section of our website at www.tpgre.com. A replay of the call will be available through May 24, 2012, by calling (888) 286-8010 and (617) 801-6888 internationally, and providing confirmation code 53998074. The replay will also be available on Thomas Properties Group, Inc.’s web site at www.tpgre.com. The webcast is also being distributed through the Thomson StreetEvents Network. Individual investors can listen to the call at www.earnings.com, Thomson’s individual investor portal, powered by StreetEvents. Institutional investors can access the call via Thomson StreetEvents (www.streetevents.com), a password-protected event management site.
About Thomas Properties Group, Inc.
Thomas Properties Group, Inc., with headquarters in Los Angeles, is a full-service real estate company that owns, acquires, develops and manages primarily office, as well as mixed-use properties on a nationwide basis. The Company’s primary areas of focus are the acquisition and ownership of interests in premier office properties, property development and redevelopment, and property and investment management activities. For more information on Thomas Properties Group, Inc., visit www.tpgre.com.
Forward Looking Statements
Statements made in this press release or during the quarterly earnings conference call that are not historical may contain forward-looking statements. Although TPGI believes the expectations reflected in any forward-looking statements are based on reasonable assumptions, these statements are subject to numerous risks and uncertainties. Factors that could cause actual results to differ materially from TPGI’s expectations include actual and perceived trends in various national and economic conditions that affect global and regional markets for commercial real estate services (including interest rates), the availability of credit and equity investors to finance commercial real estate transactions, our ability to enter into or renew leases at favorable rates, which can be impacted by the financial condition of our tenants, risks associated with the success of our development and property redevelopment projects, general volatility in the securities and credit markets, and the impact of tax laws affecting real estate. For a discussion of some of the factors that may cause our results to differ from management’s expectations, see the information under the captions “Risk Factors” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” in our Form 10-K for the year ended December 31, 2011 which is filed with the Securities and Exchange

Commission. TPGI disclaims any intention or obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED STATEMENTS OF OPERATIONS
(In thousands, except share and per share data)
(Unaudited)

	Three months ended March 31,
	2012	2011

Revenues:
Rental	$7,846	$7,312
Tenant reimbursements	5,421	6,329
Parking and other	740	802
Investment advisory, management, leasing and development services	931	811
Investment advisory, management, leasing and development services - unconsolidated real estate entities	4,102	4,661
Reimbursement of property personnel costs	1,511	1,532
Condominium sales	919	480
Total revenues	21,470	21,927
Expenses:
Property operating and maintenance	6,264	6,587
Real estate and other taxes	1,920	1,887
Investment advisory, management, leasing and development services	2,994	3,029
Reimbursable property personnel costs	1,511	1,532
Cost of condominium sales	672	334
Interest	4,238	4,664
Depreciation and amortization	3,510	3,393
General and administrative	4,239	3,930
Total expenses	25,348	25,356
Interest income	5	13
Equity in net income (loss) of unconsolidated real estate entities	(22)	(694)
Income (loss) before income taxes and noncontrolling interests	(3,895)	(4,110)
Benefit (provision) for income taxes	(43)	(96)
Net income (loss)	(3,938)	(4,206)
Noncontrolling interests' share of net (income) loss:
Unitholders in the Operating Partnership	1,041	1,076
Partners in consolidated real estate entities	(223)	(155)
	818	921
TPGI share of net income (loss)	$(3,120)	$(3,285)
Income (loss) per share - basic and diluted	$(0.09)	$(0.09)
Weighted average common shares - basic and diluted	36,737,276	36,534,505

Reconciliation of net income (loss) to ATCF(a):
Net income (loss)	$(3,120)	$(3,285)
Adjustments:
Income tax (benefit) provision	43	96
Noncontrolling interests - unitholders in the Operating Partnership	(1,041)	(1,076)
Depreciation and amortization	3,510	3,393
Amortization of loan costs	160	202
Non-cash compensation expense	648	369

Straight-line rent adjustments	(267)	(63)
Adjustments to reflect the fair market value of rent	8	2
Unconsolidated real estate entities:
Depreciation and amortization	2,540	2,529
Depreciation and amortization from discontinued operations	—	668
Amortization of loan costs	81	76
Amortization of loan costs from discontinued operations	—	29
Straight-line rent adjustments	(18)	(92)
Straight-line rent adjustments from discontinued operations	—	(136)
Adjustments to reflect the fair market value of rent	(248)	(237)
Adjustments to reflect the fair market value of rent from discontinued operations	—	18
ATCF before income taxes	$2,296	$2,493
TPGI share of ATCF before income taxes (b)	$1,716	$1,863
TPGI income tax expense - current	(17)	(46)
TPGI share of ATCF	$1,699	$1,817
ATCF per share - basic & diluted	$0.05	$0.05
Weighted average common shares outstanding- basic	36,737,276	36,534,505
Weighted average common shares outstanding- diluted	37,076,840	36,808,767

a.
ATCF is a non-GAAP financial measure and may not be directly comparable to similarly-titled measures reported by other companies. We define ATCF as net income (loss) excluding the following items: i) deferred income tax expense (benefit); ii) noncontrolling interests; iii) non-cash charges for depreciation and amortization and asset impairment; iv) amortization of loan costs; v) non-cash compensation expense; vi) the adjustment to recognize rental revenues using the straight-line method; vii) the adjustment to rental revenue to reflect the fair market value of rents; and viii) gain on extinguishment of debt. Management utilizes ATCF data in assessing performance of our business operations in period-to-period comparisons and for financial planning purposes. ATCF should be considered only as a supplement to net income as a measure of our performance. ATCF should not be used as a measure of our liquidity, nor is it indicative of funds available to fund our cash needs. ATCF also should not be used as a supplement to or substitute for cash flow from operating activities (computed in accordance with GAAP).

b.	Based on an interest in our operating partnership of 74.72% and 74.76% for the three months ended March 31, 2012 and 2011, respectively.

THOMAS PROPERTIES GROUP, INC. AND SUBSIDIARIES
CONSOLIDATED BALANCE SHEETS
(In thousands)

	March 31, 2012	December 31, 2011
	(unaudited)	(audited)
ASSETS
Investments in real estate:
Operating properties, net	$266,170	$265,202
Land improvements—development properties	80,332	80,254
	346,502	345,456
Condominium units held for sale	44,657	45,217
Investments in unconsolidated real estate entities	530	8,834
Cash and cash equivalents, unrestricted	80,280	79,320
Restricted cash	6,605	10,616
Rents and other receivables, net	1,844	1,903
Receivables from unconsolidated real estate entities	4,057	2,918
Deferred rents	18,627	17,866
Deferred leasing and loan costs, net	11,553	12,283
Other assets, net	21,147	17,465
Assets associated with land held for sale	—	1,107
Total assets	$535,802	$542,985
LIABILITIES AND EQUITY
Liabilities:
Mortgage and other secured loans	$288,887	$289,523
Accounts payable and other liabilities, net	29,566	32,443
Prepaid rent and deferred revenue	3,605	3,019
Obligations associated with land held for sale	—	27
Total liabilities	322,058	325,012
Equity:
Stockholders’ equity:
Preferred stock, $.01 par value, 25,000,000 shares authorized, none issued or outstanding as of March 31, 2012 and December 31, 2011	—	—
Common stock, $.01 par value, 225,000,000 shares authorized, 37,294,994 and 37,094,995 shares issued and outstanding as of March 31, 2012 and December 31, 2011, respectively	373	371
Limited voting stock, $.01 par value, 20,000,000 shares authorized, 12,313,331 shares issued and outstanding as of March 31, 2012 and December 31, 2011	123	123
Additional paid-in capital	208,812	208,473
Retained deficit and dividends	(59,155)	(55,472)
Total stockholders’ equity	150,153	153,495
Noncontrolling interests:
Unitholders in the Operating Partnership	51,873	52,983
Partners in consolidated real estate entities	11,718	11,495
Total noncontrolling interests	63,591	64,478
Total equity	213,744	217,973
Total liabilities and equity	$535,802	$542,985

Contact: Thomas Properties Group, Inc.
Website: www.tpgre.com
Diana M. Laing, Chief Financial Officer
(213) 613-1900